UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 24, 2012

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Sales Agreement

On February 17, 2012, Galena Biopharma, Inc. (“we,” “our” or the “Company”) entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co. (“Cantor”), pursuant to which we may offer and sell from time to time through Cantor, acting as agent, shares of our common stock, $0.0001 par value per share, having an aggregate offering price of up to $10 million. The offer and sale of our shares through Cantor will be registered pursuant to our Registration Statement on Form S-3 (File No. 333-167025) declared effective by the Securities and Exchange Commission (the “SEC”) on May 28, 2010 and is described in detail in the related prospectus supplement dated February 17, 2012 filed with the SEC and the prospectus dated May 28, 2010 included as part of our Registration Statement. The offering pursuant to the sales agreement will terminate upon the sale of all shares subject to the sales agreement or the earlier termination of the sales agreement as permitted therein.

Under the sales agreement, Cantor may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, but not limited to, sales made directly on The NASDAQ Capital Market, on any other existing trading market for our common stock or to or through a market maker. Cantor may also sell our shares under the sales agreement by any other method permitted by law, including in privately negotiated transactions. Cantor has agreed in the sales agreement to use its commercially reasonable efforts to sell shares in accordance with our instructions (including any price, time or size limit or other customary parameters or conditions we may impose).

We have agreed to pay Cantor a commission rate of 3.0% of the gross sales price per share of any of our shares of common stock sold through Cantor, as agent, under the sales agreement. We also have agreed to reimburse Cantor for legal fees and disbursements, not to exceed $50,000 in the aggregate, incurred by it in connection with the negotiation and preparation of the sales agreement and have provided Cantor with customary indemnification rights.

A copy of the sales agreement is attached hereto as Exhibit 10.1, and the foregoing summary of the sales agreement is qualified by reference to such exhibit. This Current Report on Form 8-K also incorporates by reference the sales agreement into our Registration Statement on Form S-3 (File No. 333-167025).

SEC Effectiveness in Connection with Planned Spin-of of RXi

On February 14, 2012, the Registration Statement of RXi Pharmaceuticals Corporation (“RXi”) relating to our planned spin-off of RXi was declared effective by the Securities and Exchange Commission. Previously, on February 6, 2012, we entered into an amendment to the securities purchase agreement, dated as of September 24, 2011, among the Company, RXi and Tang Capital Partners, LP and RTW Investments, LLC (collectively, the “Investors”) in order to extend from February 20, 2012 to March 5, 2012 the termination date of the securities purchase agreement and the maturity date of the outstanding convertible promissory notes of RXi held by the Investors. The parties also agreed in the amendment that RXi’s reimbursement of expenses of the Company and the Investors called for under the securities purchase agreement will be made at the closing of the transactions under the securities purchase agreement. Subject to such reimbursement, Mark J. Ahn, Ph.D., will tender his resignation as a director and officer of RXi as of the closing.

Amendment of Contingent Value Rights Agreement

On February 15, 2012, we entered into a first amendment to the contingent value rights agreement, dated as of April 13, 2011, among Computershare Trust Company, N.A., Computershare Inc., Robert F. Kennedy, as the “stockholder representative,” and us. The amendment followed on the recent achievement of the $1 million milestone #1 under the contingent value rights agreement relating to the enrollment of the first patient in the NeuVax PRESENT Phase 3 clinical trial.

Under the amendment, we have agreed to pay milestone #1 by issuing to the holders of the outstanding contingent value rights 1,315,789 restricted shares of our common stock, which we refer to as the “milestone shares.” The number of milestone shares was determined by dividing the $1 million milestone #1 amount by $0.76 the closing price of our common stock as reported on The NASDAQ Capital Market on January 18, 2012, the day prior to achievement of milestone #1. The milestone shares will be held in the escrow established under the escrow agreement, dated as of April 13, 2011, among Computershare Trust Company, N.A., as escrow agent, the stockholder representative, and us pending approval of the issuance of the milestone shares by our stockholders as required by the marketplace rules of The NASDAQ Captial Market. We have agreed to seek stockholder approval at our annual meeting of stockholders to be held in or about June of this year.

The parties have agreed in the amendment that, if stockholder approval is obtained, the number of milestone will be subject to increase to the extent that the $0.76 price used to determine the initial milestone shares exceeds the closing price of our common stock as of the most recent trading day prior to the receipt of stockholder approval, and that the actual number of milestone shares will equal the quotient determined by dividing $1 million by the lesser of $0.76 and such closing price of our common stock.

If our stockholders fail to approve of the proposal relating to the milestone shares, or if stockholder approval is not otherwise obtained for any reason on or before July 15, 2012, the milestone shares will be cancelled, and we will be obliged to pay milestone #1, in cash, to the holders within three business days.

Whether or not stockholder approval is obtained, we will pay to the holders, in cash, an interest factor of 10% per annum on the amount of milestone #1 from February 10, 2012 through the day immediately prior to release of the milestone shares from escrow or the cash payment of milestone #1, as the case may be, less certain legal fees of the stockholder representative to be paid or reimbursed by us.

Legend Securities Agreement

On January 24, 2012, we entered into an investment banking agreement with Legend Securities, Inc. (“Legend”), pursuant to which Legend agrees to provide business advisory services to us for a period of up to twelve months, which may be extended by us for up to an additional six months upon notice to Legend. The agreement may be terminated by either party at any time after 90 days upon notice to the other party. In consideration for Legend’s services, we agreed to pay Legend a monthly advisory fee of $19,000 and to issue Legend a warrant to purchase 400,000 shares of our common stock at an exercise price per share equal to the average closing price of our common stock for the ten trading days ending three days prior to the effective date of the investment banking agreement. The warrant will vest as to 100,000 of the warrant shares upon issuance and as to an additional 100,000 of the warrant shares on each of the first three quarterly anniversaries of issuance, and will be exercisable for a period of five years. Under the investment banking agreement, we also agreed to give Legend “piggy back” registration rights with respect to the shares of our common stock underlying the warrant in any registration statement filed by us on behalf of holders of our securities in connection with resales of such securities by the holders.

Item 8.01	Other Events

As previously reported by us, several holders of our outstanding warrants to purchase common stock have filed Complaints against us in the United States District Court for the Southern District of New York (the “Court”) alleging, among other things, that our announced plan to spin off RXi and certain actions taken by us in preparation for the spin-off gives the holders the right to require us to repurchase their warrants.

On February 2, 2012, another warrant holder filed a Complaint in the Court, captioned Iroquois Master Fund, Ltd. v. Galena Biopharma, Inc., 12 CIV 0839, in which the warrant holder similarly claims that our planned spin-off of RXi and related actions gives the warrant holder the right to require us to repurchase the holder’s warrants for $1,000,000.

We believe that we have valid defenses to the claims made in this new Complaint and in the previous Complaints, and intend to defend the claims vigorously. It is too early in the proceedings, however, to predict the outcome of these matters.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

We are filing as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date: February 17, 2012	By:	/s/ Mark J. Ahn
Mark J. Ahn
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of TroyGould PC.

10.1	Controlled Equity OfferingSM Sales Agreement, dated as of February 17, 2012, between Galena Biopharma, Inc. and Cantor Fitzgerald & Co.

23.1	Consent of TroyGould PC (included in Exhibit 5.1).

4